Exhibit 10.1

AMENDMENT NO. 4 TO

LIMITED LIABILITY COMPANY AGREEMENT OF
JERNIGAN CAPITAL OPERATING COMPANY, LLC

December 16, 2019

WHEREAS, in accordance with Section 14.1(B)(3) of the Limited Liability Company Agreement (the “Operating Agreement”) of Jernigan Capital Operating Company, LLC, the Managing Member hereby amends the Operating Agreement without the consent of the Non-Managing Members as follows in order to designate the terms of Class B Units.

1.	Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Operating Agreement.

2.	Amendments to certain to Article I. Article I is hereby amended as follows:

The definition of the term “Common Unit” is hereby removed and replaced with the following:

“Common Unit” means a Unit of Interest without any preference with respect to the amount and timing of any distribution from the Company as set forth in this Agreement and attachments hereto, and generally designated or referred to as such by the Managing Member in this Agreement, including all Class A Units and Class B Units. The Company may have one or more classes of Common Units. As used in this Agreement, unless specifically mentioned otherwise, Common Units of the various classes then outstanding will be referred to as “Common Units” in the aggregate.

The definition of the term “Percentage Interest” is hereby removed and replaced with the following:

“Percentage Interest” means, as to a Member holding a class or series of Units, its interest in such class, determined by dividing the Units of such class or series owned by such Member by the total number of Units of such class or Series then outstanding. For purposes of determining the Percentage Interest of the Class A Units at any time when there are Class B Units outstanding, all Class B Units shall be treated as Class A Units.

The definition of the term “Unit” is hereby removed and replaced with the following:

“Unit” means a fractional, undivided share of the Interests of all Members issued pursuant to Section 4.1 and Section 4.2, and includes Class A Units, Class B Units, LTIP Units and any other classes of Common Units or other Units established after the date hereof. For purposes of determining the Percentage Interest of the Common Units, all classes of Common Units then outstanding shall be treated as one class. The number of Units outstanding and the Percentage Interests of the class of the Interests represented by such Units are as set forth in the Member Registry. Fractional Units may be issued by the Company.

The following terms are hereby added to Article I, such terms to be placed in appropriate alphabetical order in such Article I:

“Class A” has the meaning set forth in Section 5.1.C.

“Class A Share” has the meaning set forth in Section 5.1.C.

“Class B” has the meaning set forth in Section 5.1.C.

“Class B Share” has the meaning set forth in Section 5.1.C.

“Class B Unit” means a Unit that is specifically designated by the Managing Member as being a Class B Unit.

“Distribution Period” has the meaning set forth in Section 5.1.C.

3.	Amendment to Section 4.2B. Section 4.2.B of the Operating Agreement is hereby replaced in its entirety with the following:

“B. Effective on the date of Amendment Number 4 to this Operating Agreement, The Company shall have three authorized classes of Units, entitled “Class A Units,” “Class B Units” and “LTIP Units,” and, thereafter, such additional classes of Units as may be created by the Managing Member pursuant to Section 4.2.A and this Section 4.2.B.  Class A Units, Class B Units or a class of Interests created pursuant to Section 4.2.A or this Section 4.2.B, at the election of the Managing Member, in its sole and absolute discretion, may be issued to newly admitted Members in exchange for the contribution by such Members of cash, real estate interests, stock, notes or other assets or consideration; provided, however, that any Unit that is not specifically designated by the Managing Member as being of a particular class shall be deemed to be a Class A Unit.  Each Class B Unit shall be converted automatically into a Class A Unit on the day immediately following the Company Record Date for the Distribution Period in which such Class B Unit was issued, without the requirement for any action by the Managing Member, the Company or the Member holding the Class B Unit. The issuance and terms of any LTIP Units shall be in accordance with Section 4.6.”

4.	Amendment to Section 4.6.A. Section 4.6.A of the Operating Agreement is hereby amended as follows:

The following to the end of the second sentence of the first paragraph of such Section after the word “thereto”:

“(or, if so designated by the Managing Member in connection with the issuance thereof, as Class B Units for the quarter in which such LTIP Units are issued).

Paragraph (ii) of such section is hereby replaced in its entirety as follows:

“The LTIP Unitholders shall, when, as and if authorized and declared by the Managing Member out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Class A Unit (the “Class A Unit Distribution”), paid to holders of Class A Units on such Company Record Date established by the Managing Member with respect to such distribution.  So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Class A Units or Class B Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units.”

5.	Amendment to Section 4.6.B. Section 4.6.B is hereby amended by replacing the first sentence of such section with the following:

“Subject to the provisions of this Section 4.6 and the special provisions of Sections 4.7 and 5.1.E, the LTIP Units shall rank pari passu with the Class A Units and Class B Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up.  As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.”

6.	Amendment to Section 5.1. Section 5.1 of the Operating Agreement is hereby amended to add the following as Sections 5.1C and 5.1D. The paragraph currently designated as Section 5.1C shall become Section 5.1.E.

“C.  Distributions When Class B Units Are Outstanding. If for any quarter or shorter period with respect to which a distribution is to be made (a “Distribution Period”) Class B Units are outstanding on the Company Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A Units and Class B Units collectively between the Partners who are holders of Class A Units (“Class A”) and the Partners who are holders of Class B Units (“Class B”) as follows:

(1) Class A shall receive that portion of the Available Cash (the “Class A Share”) determined by multiplying the amount of Available Cash by the following fraction:

(2) Class B shall receive that portion of the Available Cash (the “Class B Share”) determined by multiplying the amount of Available Cash by the following fraction:

(3) For purposes of the foregoing formulas, (i) “A” equals the number of Class A Units outstanding on the Company Record Date for such Distribution Period; (ii) “B” equals the number of Class B Units outstanding on the Company Record Date for such Distribution Period; (iii) “Y” equals the number of days in the Distribution Period; and (iv) “X” equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.

The Class A Share shall be distributed pro rata among Partners holding Class A Units on the Company Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Company Record Date; provided, however, that in no event may a Partner receive a distribution of Available Cash with respect to a Class A Unit if a Partner is entitled to receive a distribution with respect to a Share for which such Class A Unit has been redeemed or exchanged.  If Class B Units were issued on the same date, the Class B Share shall be distributed pro rata among the Partners holding Class B Units on the Company Record Date for the Distribution Period in accordance with the number of Class B Units held by each Partner on such Company Record Date.  In no event shall any Class B Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B Units are issued.

D. Distributions When Class B Units Have Been Issued on Different Dates. If Class B Units which have been issued on different dates are outstanding on the Company Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Units for purposes of making the allocation of Available Cash for such Distribution Period among the holders of Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly).  Thus, for example, if two series of Class B Units are outstanding on the Company Record Date for any Distribution Period, the allocation formula for each series, “Series B1” and “Series B2” would be as follows:

(1) Series B1 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

(2) Series B2 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

(3) For purposes of the foregoing formulas the definitions set forth in Section 5.1.C(3) remain the same except that (i) “B1” equals the number of Units in Series B1 outstanding on the Company Record Date for such Distribution Period; (ii) “B2” equals the number of Units in Series B2 outstanding on the Company Record Date for such Distribution Period; (iii) “X1” equals the number of days in the Distribution Period for which the Units in Series B1 were issued and outstanding; and (iv) “X2” equals the number of days in the Distribution Period for which the Units in Series B2 were issued and outstanding.”

7.	Amendment to Section 8.6. Section 8.6(i) is hereby replaced in its entirety with the following:

“(i) Subject to Section 8.6.C and Section 11.6.E, at any time on or after one (1) year following the date of the initial issuance thereof (which, in the event of the transfer of a Class A Unit or Class B Unit, shall be deemed to be the date that the Class A Unit or such Class B Unit, as the case may be, was issued to the original recipient thereof for purposes of this Section 8.6), the holder of a Class A Unit (if other than the Managing Member or any Subsidiary of the Managing Member), including any LTIP Units that are converted into Class A Units, shall have the right (the “Redemption Right”) to require the Partnership to redeem such Class A Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership.  Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Managing Member) by the holder of the Partnership Units who is exercising the Redemption Right (the “Redeeming Partner”).  A Non-Managing Member may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Partnership Units that it owns, as selected by the Non-Managing Member, provided, however, that a Non-Managing Member may not exercise the Redemption Right for fewer than one thousand (1,000) Partnership Units of a particular class unless such Redeeming Partner then holds fewer than one thousand (1,000) Partnership Units in that class, in which event the Redeeming Partner must exercise the Redemption Right for all of the Partnership Units held by such Redeeming Partner in that class, and provided further that, with respect to a Non-Managing Member which is an entity, such Non-Managing Member may exercise the Redemption Right for fewer than one thousand (1,000) Units without regard to whether or not such Non-Managing Member is exercising the Redemption Right for all of the Units held by such Non-Managing Member as long as such Non-Managing Member is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Non-Managing Member.  For purposes hereof, a Class A Unit issued upon conversion of a Class B Unit shall be deemed to have been issued when the Class B Unit was issued.”

8.	Amendment to Exhibit C. Paragraph E of Exhibit C is hereby amended to add “and Class B Units” after the words “Class A Units.”

9.	Except as modified herein, all terms and conditions of the Operating Agreement shall remain in full force and effect, which terms and conditions the Managing Member hereby ratifies and confirms.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and agrees to be bound by this Amendment as of the date first written above.

MANAGING MEMBER:

JERNIGAN CAPITAL, INC., a Maryland corporation

By:	/s/ John A. Good
Name:	John A. Good
Title:	Chief Executive Officer

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